                          CUBIST PHARMACEUTICALS, INC.


                              CONVERSION AGREEMENT
                              --------------------



     This Conversion Agreement, dated as of September 18, 1996 (this "Agreement"), is between Cubist Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Bristol-Myers Squibb Company, a Delaware corporation ("BMS").


                              W I T N E S S E T H:
                              -------------------


     WHEREAS, the Company proposes to effect an underwritten initial public offering (the "Initial Public Offering") of shares of its Common Stock, $.001 par value per share ("Common Stock"), and has engaged UBS Securities LLC, Hambrecht & Quist LLC and Pacific Growth Equities, Inc. as the representatives of the syndicate of underwriters that will underwrite, on a firm commitment basis, the Initial Public Offering;

     WHEREAS, in connection with the Initial Public Offering, the Company has filed with the Securities and Exchange Commission a registration statement on Form S-1 (Registration No. 333-6795) (as amended, the "Registration Statement") for purposes of registering under the Securities Act of 1933, as amended (the "Securities Act"), 2,000,000 shares (2,300,000 if the underwriters exercise their over-allotment option) of Common Stock;

     WHEREAS, as a condition to the consummation of the Initial Public Offering, the Company is requesting that BMS agree to convert all of its 2,816,902 shares (the "BMS Series D Shares") of Series D Convertible Preferred Stock, $0.001 par value per share ("Series D Preferred Stock"), into shares of Common Stock, $0.001 par value per shares ("Common Stock"), upon and simultaneously with the closing of the Initial Public Offering, all subject to and upon the terms and conditions set forth in this Agreement; and

     WHEREAS, BMS is willing to convert all of the BMS Series D Shares into shares of Common Stock upon and simultaneously with the closing of the Initial Public Offering, subject to and upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises, the parties hereto hereby agree as follows:

     1.   Conversion.   Subject to the conditions set forth below in this
          ----------
Section 1, BMS hereby agrees that, upon and simultaneously with the closing of the Initial Public Offering, all of the BMS Series D Shares shall automatically (without any further action being required by the Company or BMS) convert into that number of shares of Common Stock into which the BMS Series D Shares are then convertible pursuant to, and in accordance with, the applicable provisions of the Company's Restated Certificate of Incorporation, as amended and in effect immediately prior to the closing of the Initial Public Offering (the "Restated Certificate of Incorporation"). The agreement and obligation of BMS to convert the BMS Series D Shares into shares of Common Stock pursuant to this Section 1 is subject to the conditions that (i) the aggregate gross proceeds to the Company from the sale of Common Stock pursuant to the Initial Public Offering shall be at least $15,000,000, (ii) the closing of the Initial Public Offering shall occur on or prior to the first anniversary of the date on which the Company sold and issued to BMS the BMS Series D Shares, (iii) the Company shall have effected a one-for-seven reverse stock split of its Common Stock prior to the effective date of the Initial Public Offering and (iv) all of the issued and outstanding shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock of the Company shall, at or prior to the closing of the Initial Public Offering, convert into shares of Common Stock, and, immediately following the closing of the Initial Public Offering, no share of any series of Preferred Stock of the Company shall be outstanding. If any of the conditions set forth in the foregoing clauses (i) through (iv) is not satisfied, this Agreement shall become null and void.

     2.   Antidilution Provisions.  For and in consideration of BMS' agreement
          -----------------------
to convert the BMS Series D Shares pursuant to Section 1 hereof, the Company hereby agrees that, in the event that the price per share of the Common Stock offered by the Company in connection with the Initial Public Offering, as set forth in the cover page of the final prospectus relating to the Initial Public Offering (the "Initial Public Offering Price Per Share"), shall be less than $10.00 (before deduction of any underwriting discounts, commissions or expenses of sale payable in connection with the Initial Public Offering), the Company shall issue to BMS, promptly after the closing of the Initial Public Offering, such number of additional shares of Common Stock, at no cost to BMS, as shall be equal to (A) the quotient obtained by dividing (i) $4,000,000.85 by (ii) the Initial Public Offering Price Per Share, minus (B) the number of shares of
                                         -----
Common Stock issued to BMS upon conversion of the BMS

Series D Shares pursuant to Section 1 above. If the remainder obtained by subtracting the number in clause (B) above from the number in clause (A) above is less than zero, the Company shall not be required to issue any shares of Common Stock to BMS pursuant to this Section 2. The obligation of the Company to issue additional shares of Common Stock to BMS pursuant to this Section 2 shall be subject to the conversion of the BMS Series D Shares into shares of Common Stock pursuant to the provisions of Section 1 hereof.

     3.   Representation and Warranty.  This Agreement constitutes the valid and
          ---------------------------
binding agreement of each party hereto, enforceable against such party in accordance with its terms, except to the extent enforcement thereof may be limited by insolvency, bankruptcy and similar laws affecting generally the enforcement of creditor's rights and by the discretionary nature of equitable remedies.

     4.   Miscellaneous Provisions.  In the event of any conflict between this
          ------------------------
Agreement and any provision of the Restated Certificate of Incorporation relating to conversion of shares of Series D Preferred Stock, the provisions of this Agreement shall govern. This Agreement may be executed in any number of counterparts which together shall constitute one instrument, and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, and intending to become legally bound, the Company and BMS have caused this Agreement to be duly executed as of the date first above written.

                                         CUBIST PHARMACEUTICALS, INC.




                                         By:  /s/ Scott M. Rocklage
                                              -----------------------
                                              Scott M. Rocklage, President


                                         BRISTOL-MYERS SQUIBB COMPANY



                                         By:  /s/ Bruce J. Wendel
                                              ---------------------
                                              Name:  Bruce J. Wendel
                                              Title:  VP Business Development